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                                                                     Exhibit 4.4

                            HEWLETT-PACKARD COMPANY

                       OFFICERS' CERTIFICATE PURSUANT TO
                         SECTION 301 OF THE INDENTURE

                                 May 16, 2001

     The undersigned, Ann O. Baskins and Charles N. Charnas, do hereby each certify that we are the duly appointed Vice President, General Counsel and Secretary and Senior Managing Counsel and Assistant Secretary, respectively, of Hewlett-Packard Company, a Delaware corporation (the "Company"). We further certify, pursuant to unanimous written consents of the Executive Committee of the Board of Directors of the Company adopted on February 11, 2000 and May 4, 2001 (copies of which are attached hereto as Exhibit A-1 and Exhibit A-2), that,
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pursuant to Section 301 of the Indenture, dated as of June 1, 2000 (the
"Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee (the "Trustee") a series of debt securities of the Company is hereby established, with the following terms and provisions:

     1. The title of such series of debt securities shall be Medium-Term Notes, Series A, Due Nine Months or More from the Date of Issue (the "Notes"). The Notes may be issued from time to time in one or more offerings (each an "Offering").

     2. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall be up to $1,500,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 and 1107 of the Indenture, and except for any Notes which, pursuant to Section 303 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

     3. The price at which the Company shall issue the Notes to the public in each Offering will be determined by the debt subcommittee of the Company (the "Debt Subcommittee") or by an Authorized Officer (as defined in the written consent of the Executive Committee of the Board of Directors, dated May 4, 2001 (the "May 2001 Consent"), as specified in the May 2001 Consent.

     4. Interest on the Notes shall be payable on each Interest Payment Date to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date relating to a particular Offering. Notwithstanding the foregoing, if the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in such case interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date. The Regular Record Date for interest payable on the Notes shall be the date fifteen calendar days immediately preceding each Interest Payment Date, whether or not such date shall be a Business Day, as set forth in the forms of Notes. The term "Business Day" shall have the meaning set forth in the forms of the Notes.

     5. The Stated Maturity of the Notes on which the principal thereof is due and payable shall be a date no fewer than nine months from the date of issue, as shall be determined by the Debt
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Subcommittee or the Authorized Officers, as applicable, and shall be the same as the Maturity Date set forth in the form of Note relating to a particular
Offering.

     6. (a) Interest on the Notes will be payable on the date or dates, in the manner and at the rate or rates determined by the Authorized Officers or the Debt Subcommittee, as applicable, and as set forth in the form of Note relating to a particular Offering.

          (b) The Interest Rate, Initial Interest Rate, Base Rate, Spread, Spread Multiplier, Calculation Date, Interest Payment Dates, Regular Record Dates, Index Maturity, Interest Determination Dates, Interest Reset Dates, in each case, if applicable, with regard to the payment of interest on the Notes of a particular Offering shall be determined by the Debt Subcommittee or the Authorized Officers, as applicable.

     7. The rate or rates of interest, if any, payable on overdue installments of principal of, premium, if any, or interest on, and the manner of calculation of interest on the Notes shall be set forth in the form of Note relating to a particular Offering.

     8. Payments of principal and interest on the Notes shall be made at the office of the Trustee located in The Borough of Manhattan, or as otherwise set forth in the form of Note relating to a particular Offering.

     9. (a) The date or dates, if any, on which, the price or prices at which, and the terms and conditions upon which any Note shall be subject to repurchase at the option of the Holder shall be determined by the Authorized Officers or the Debt Subcommittee, as applicable, and set forth in the form of Note relating to a particular Offering.

          (b) The period or periods within which, the date or dates on which, if any, the price or prices at which, and the terms and conditions upon which any Note may be redeemed or repurchased, in whole or in part, at the option of the Company shall be determined by the Authorized Officers or the Debt Subcommittee, as applicable, and set forth in the form of Note relating to a particular Offering.

     10. The Notes will not be subject to any sinking fund or analogous provisions.

     11. Notes issuable in U.S. dollars shall be issued only in minimum denominations of U.S. $1,000 and any integral multiples of U.S. $1,000. Notes issuable in foreign or composite or specified currencies other than U.S. dollars shall be issued in minimum denominations and integral multiples in such foreign, composite or specified currency as shall be determined by the Authorized Officers or the Debt Subcommittee, as applicable, and set forth in the form of Note relating to a particular Offering.

     12. The amount of principal, premium, if any, or interest on any Notes may be determined by reference to an index, formula or other method, as shall be determined by the Authorized Officers or the Debt Subcommittee, as applicable, and set forth in the form of Note relating to a particular Offering.

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     13.  Notes may be issued in composite currencies and currencies other than
U.S. dollars as and in the manner determined by the Authorized Officers or the Debt Subcommittee, as applicable, and set forth in the form of Note relating to a particular Offering.

     14. The payment of principal of, premium, if any, or interest on the Notes may be made at the option of the Company or the Holder in any currency or currency units other than in the currency of the United States as determined by the Authorized Officers or the Debt Subcommittee, as applicable, and set forth in the form of Note relating to a particular Offering.

     15. One hundred percent (100%) of the Principal Amount of the Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to
Section 502 of the Indenture unless otherwise determined by the Authorized Officers or the Debt Subcommittee, as applicable, and specified in the Note relating to a particular Offering.

     16. (i) The Principal Amount payable at Stated Maturity of the Notes of a particular Offering will be set forth on the face of the Note or (ii) in the case of Notes where the Principal Amount at Stated Maturity is based on a formula or index whereby the Holder of such a Note may receive a Principal Amount at Stated Maturity that is greater than or less than the face amount of the Notes depending upon the relative value of the specified index or formula, such formula or index will be set forth on the face of the Note, in either case
(i) and (ii), as determined by the Authorized Officers or the Debt Subcommittee, as applicable.

     17. The defeasance and covenant defeasance provisions of Article 13 of the Indenture will apply to the Notes.

     18. The Notes will not be convertible into common stock of the Company or other property or assets.

     19. (a) The Notes may be issued in whole or in part (i) in the form of one or more Global Securities ("Book-Entry Notes") registered in the name of a nominee of The Depository Trust Company (the "DTC"), a New York corporation (including any successor in such capacity, the "Depositary") and may contain one or more legends in addition to or in lieu of that set forth in Section 204 or
(ii) in registered definitive form, without coupons ("Certificated Notes"), in either case, as designated by the Authorized Officers or the Debt Subcommittee, as applicable.

          (b) The circumstances pursuant to which a Book-Entry Note may be transferred to, and registered and exchanged for Certificated Notes registered in the name of, a Person other than the Depositary or a nominee of the Depositary are set forth in Section 305 of the Indenture.

     20. There are no Events of Default with respect to the Notes in addition to the Events of Default contained in the Indenture.

     21. The Trustee will also act as Security Registrar, Paying Agent, Authenticating Agent, Exchange Rate Agent and Calculation Agent unless otherwise determined by the Authorized Officers or the Debt Subcommittee, as applicable, and specified in the form of Note relating to a particular Offering.

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     22.  The Notes will not be subject to any guarantee with respect to the payments of principal, premium, if any, or interest.

     23.  The Notes will be unsecured.

     24. Sections 1006, 1007, 1008 and 1009 of the Indenture will apply to the Notes without variation.

     25. Notwithstanding any of the foregoing, the Notes shall have any terms, including terms conflicting with the above terms, that are designated by the Authorized Officers or the Debt Subcommittee, as applicable, provided that such terms are not inconsistent with the Indenture.

     In rendering this Officers' Certificate, each of undersigned has read the Indenture, including Sections 102, 201, 301 and 303 thereof, and has made such examinations and investigations which, in his or her opinion, are necessary to enable such person to express an informed opinion as to whether all covenants and conditions required under the Indenture to be complied with or satisfied in connection with the Trustee's authentication and delivery of the Notes, have been complied with or satisfied, and, in such person's opinion, all such covenants and conditions have been complied with and satisfied.

     Attached hereto as Exhibit B-1 and Exhibit B-2, respectively, are the forms
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of Fixed Rate Note and Floating Rate Note. The undersigned further approve all of the terms and conditions set forth on or referred to in the attached forms of Fixed Rate Note and Floating Rate Note.

     Capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Indenture. Capitalized terms used above that are not otherwise defined herein or in the Indenture shall have the meanings assigned to them in the form of Fixed Rate Note or Floating Rate Note, as the case may be, attached hereto, and the terms of such Fixed Rate Note and Floating Rate Note are incorporated by reference herein as if fully set forth herein.

               [Remainder of this Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date set forth above.

                                   HEWLETT-PACKARD COMPANY


                                   By: /s/ Ann O. Baskins
                                       -------------------------------------
                                       Ann O. Baskins
                                       Vice President, General Counsel and
                                       Secretary


                                   By: /s/ Charles N. Charnas
                                       ------------------------------------
                                       Charles N. Charnas
                                       Senior Managing Counsel and Assistant
                                       Secretary


                 [Signature Page to 301 Officers' Certificate]

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                                  EXHIBIT A-1

Resolutions of the Executive Committee of the Board of Directors dated February 11, 2000

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                                  EXHIBIT A-2

Resolutions of the Executive Committee of the Board of Directors dated May 4,
2001

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                                  EXHIBIT B-1

                            Form of Fixed Rate Note

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                                  EXHIBIT B-2

                          Form of Floating Rate Note

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